UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 15, 2010

Kaiser Aluminum Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-52105	943030279
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27422 Portola Parkway, Suite 200, Foothill Ranch, California		92610
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-614-1740

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2010, the board of directors of Kaiser Aluminum Corporation (the "Company"), upon the recommendation of its Nominating and Corporate Governance Committee, selected Lauralee E. Martin to fill the vacancy on the board of directors of the Company resulting from the resignation of Georganne Proctor in April 2009. Ms. Martin, Executive Vice President and Chief Operating and Financial Officer of Jones Lang LaSalle, a financial and professional services firm specializing in real estate services and investment management, will serve as a Class II director and will hold office for a term expiring at the Company’s annual meeting of stockholders to be held in 2011 and until her successor is elected and qualified. Ms. Martin will serve on the Audit Committee and Compensation Committee of the board of directors.

Ms. Martin will receive the standard compensation provided to all of the Company’s non-employee directors. The standard compensation paid to non-employee directors includes an annual cash retainer, an annual grant of restricted stock, meeting fees and expense reimbursement. Ms. Martin's annual cash retainer and annual grant of restricted stock for 2010-2011 will be prorated to reflect service on the board of directors of less than one full year prior to the next annual meeting of stockholders.

A copy of the press release announcing the election of Ms. Martin is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press release dated September 16, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kaiser Aluminum Corporation

September 16, 2010	By:	/s/ John M. Donnan

Name: John M. Donnan
Title: Senior Vice President, Secretary and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated September 16, 2010.